EMPLOYMENT AGREEMENT
                             (Heidi O'Leary Houston)

         This Employment Agreement (the "Agreement"), by and among Vacation Properties International, Inc., a Delaware corporation ("VPI"), Houston and O'Leary Company, a Colorado corporation and a wholly-owned subsidiary of VPI (the "Company"), and Heidi O'Leary Houston ("Employee"), is hereby entered into as of this [___] day of [________], 1998, and shall be effective as of the date of the consummation of the initial public offering of the common stock of VPI.

                                 R E C I T A L S
                                 ---------------

A. As of the date of this Agreement, the Company is engaged primarily in the business of providing noncommercial property management, rental and sales services and hotel management services.

B. Employee is employed hereunder by the Company in a confidential relationship wherein Employee, in the course of Employee's employment with the Company, has and will continue to become familiar with and aware of information as to the Company's and VPI's customers, specific manner of doing business, including the processes, techniques and trade secrets utilized by the Company and VPI, and future plans with respect thereto, all of which has been and will be established and maintained at great expense to the Company and VPI; this information is a trade secret and constitutes the valuable good will of the Company and VPI.

                               A G R E E M E N T S
                               -------------------

         In  consideration  of  the  mutual  promises,   terms,   covenants  and
conditions set forth herein and the performance of each, the parties hereto hereby agree as follows:

1.       EMPLOYMENT AND DUTIES.

         (a) The Company hereby employs Employee as President of the Company to perform the duties described herein at the Company's offices in Aspen, Colorado. As such, Employee shall have responsibilities, duties and authority reasonably accorded to and expected of a President of the Company and will report directly to the Board of Directors of the Company (the "Board"). Employee hereby accepts this employment upon the terms and conditions herein contained and, subject to paragraph 1(c) hereof, agrees to devote Employee's full working time, attention, and efforts to promote and further the business of the Company.

         (b) Employee shall faithfully adhere to, execute and fulfill all policies established by the Company.

         (c) Employee shall not, during the term of his or her employment hereunder, be engaged in any other business activity pursued for gain, profit or other pecuniary advantage if such activity interferes with Employee's duties and responsibilities hereunder. The foregoing limitations shall not be construed as prohibiting Employee from making personal investments or engaging in community affairs in such form or manner as will neither require Employee's services in the operation or affairs of the companies or enterprises in which such investments are made nor violate the terms of paragraph 3 hereof.

2.       COMPENSATION.

         For all services rendered by Employee, the Company shall compensate Employee as follows:

         (a) Base Salary. The base salary payable to Employee shall be $150,000 per year, payable on a regular basis in accordance with the Company's standard payroll procedures but not less frequently than monthly. Such base salary shall not be decreased during the Term hereof or prior to any termination pursuant to the terms of Section 5 hereof.

         (b) Incentive Bonus Plan. For 1998 and subsequent years, it is the Company's intent to develop a written Incentive Bonus Plan (which may be VPI's Incentive Bonus Plan) setting forth the performance and other criteria under which Employee and other officers and key employees of the Company will be eligible to receive year-end bonus awards.

         (c) Executive Perquisites, Benefits and Other Compensation. Employee shall be entitled to receive additional benefits and compensation from the Company in such form and to such extent as specified below:

                  (i) Payment of all premiums for coverage for Employee under health, hospitalization, disability, dental, life and other insurance plans that the Company or VPI may have in effect from time to time, benefits provided to Employee under this clause (i) to be at least equal to such benefits provided to VPI executives.

                  (ii) Reimbursement for all business travel and other out-of-pocket expenses reasonably incurred under the circumstances by Employee in the performance of Employee's services pursuant to this Agreement and consistent with past practice. All reimbursable expenses shall be appropriately documented in reasonable detail by Employee upon submission of any request for reimbursement, and in a format and manner consistent with the Company's expense reporting policy.

                  (iii) Six weeks' paid vacation time, provided, however, that any such vacation, paid or unpaid, shall be consistent with adequate performance of all duties and obligations of Employee, including as set forth in paragraph 1 hereof, and provided further, that nothing contained in this paragraph 2(c)(iii) shall be construed as a limitation of any rights of termination for good cause pursuant to and in accordance with paragraph 5(c)(2) hereof.

                  (iv) The Company shall provide Employee with other executive perquisites as may be available to or deemed appropriate for Employee by the Board and participation in all other Company-wide or VPI-wide employee benefits as available from time to time (e.g., any pension or profit sharing plans if and to the extent adopted by the Company, if Employee meets all eligibility requirements thereof and consistent with the terms thereof).

                  (v) The Company shall provide the Employee with a new automobile selected by the Employee to be leased by the Company and replaced by a new automobile selected by Employee every two years and the Company shall pay all expenses associated with such automobiles (e.g., gas, parking, repair costs, licensing and insurance), in an amount as budgeted and consistent with past practices, up to a maximum total payment of $15,000 per year for all such payments and expenses.

3. NON-COMPETITION.

         (a) Employee shall not, during the period of Employee's employment with the Company, and for a period of two (2) years immediately following the termination of Employee's employment under this Agreement (the "Noncompetition Period"), for any reason whatsoever, directly or indirectly, for himself or herself or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature:

                  (i) engage, as an officer, director, shareholder, owner, partner, joint venturer or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any noncommercial property management, rental or sales business or hotel management business in direct competition with the Company or VPI or any subsidiary of either the Company or VPI, within 100 miles of the locations in which the Company or VPI or any of the Company's or VPI's subsidiaries conducts any noncommercial property management, rental or sales business or hotel management business (the "Territory");

                  (ii) call upon any person who is, at that time, within the Territory, an employee of the Company or VPI (including the respective subsidiaries thereof) in a sales representative or managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of the Company or VPI (including the respective subsidiaries thereof), provided that Employee shall be permitted to call upon and hire any member of his or her immediate family;

                  (iii) call upon any person or entity which is at that time, or which has been, within one (1) year prior to that time, a customer of the Company or VPI (including the respective subsidiaries thereof) within the Territory for the purpose of providing noncommercial property management, rental or sales services or hotel management services to property owners and/or renters in direct competition with the Company or VPI or any subsidiary of the Company or VPI within the Territory; or

                  (iv) call upon any prospective acquisition candidate, on Employee's own behalf or on behalf of any competitor in the noncommercial property management, rental or sales business or hotel management business, which candidate, to Employee's actual knowledge after due inquiry, was called upon by the Company or VPI (including the respective subsidiaries thereof) or for which, to Employee's actual knowledge after due inquiry, the Company or VPI (or any subsidiary thereof) made an acquisition analysis, for the purpose of acquiring such entity, unless the Company or VPI (or any subsidiary thereof) has expressly declined to pursue such acquisition candidate or at least one
         (1) year has elapsed since the Company or VPI (or any subsidiary thereof) has taken any action with respect to pursuing such acquisition candidate.

         Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit Employee from (A) acquiring as an investment not more than two percent (2%) of the capital stock of a competing business whose stock is traded on a national securities exchange or over-the-counter (B) engaging in noncommercial property management, rental or sales business or hotel management business only with respect to her primary personal residence or any real property in which she has a noncontrolling interest such that she is unable to direct management, retail or sales business or hotel management business relating to such real property to the Company or VPI or (C) directly or indirectly (e.g., personally or through a partnership or limited liability company) investing in any real property or, in the event that Employee is no longer employed by the Company, from acting as a real estate broker in any location other than Aspen, Colorado and the 25-mile area around Aspen, Colorado, or with respect to any real property in which Employee has invested.

         (b) Because of the difficulty of measuring economic losses to the Company and VPI as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to the Company and VPI for which they would have no other adequate remedy, Employee agrees that the foregoing covenant may be enforced by VPI or the Company in the event of breach by him or her, by injunctions and restraining orders.

         (c) It is agreed by the parties hereto that the foregoing covenants in this paragraph 3 impose a reasonable restraint on Employee in light of the activities and business of the Company or VPI (including VPI's other subsidiaries) on the date of the execution of this Agreement and the current plans of the Company or VPI (including VPI's other subsidiaries); but it is also the intent of the Company, VPI and Employee that such covenants be construed and enforced in accordance with the changing locations of the Company and VPI (including VPI's other subsidiaries) throughout the Noncompetition Period. For example, if, during the Noncompetition Period, the Company or VPI (including VPI's other subsidiaries) establishes new locations for its current activities or business in addition to the locations currently established therefor, then Employee will be precluded from soliciting customers or employees from such new locations and from directly competing within 100 miles of such new locations through the Noncompetition Period.

         It is further agreed by the parties hereto that, in the event that Employee shall enter into a business or pursue other activities not in competition with the Company or VPI (including VPI's other subsidiaries), or similar activities, or business in locations the operation of which, under such circumstances, does not violate clause (i) of this paragraph 3, and in any event such new business, activities or location are not in violation of this paragraph 3 or of Employee's obligations under this paragraph 3, if any, Employee shall not be chargeable with a violation of this paragraph 3 if the Company or VPI (including VPI's other subsidiaries) shall thereafter enter the same, similar or a competitive (i) business, (ii) course of activities or (iii) location, as applicable.

         (d) The covenants in this paragraph 3 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

         (e) Provided that the Company and VPI have complied with and performed all obligations hereunder in all material respects, all of the covenants in this paragraph 3 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Employee against the Company or VPI (including the subsidiaries thereof), whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by VPI or the Company of such covenants. It is specifically agreed that the Noncompetition Period, during which the agreements and covenants of Employee made in this paragraph 3 shall be effective, shall be computed by excluding from such computation any time during which a court of competent jurisdiction or other arbitrator or mediator has determined that Employee is in violation of any provision of this paragraph 3.

4.       PLACE OF PERFORMANCE.

         If Employee is requested by the Board or VPI to relocate and Employee refuses, such refusal shall not constitute "good cause" for termination of this Agreement under the terms of paragraph 5(c).

5.       TERM; TERMINATION; RIGHTS ON TERMINATION.

         The term of this Agreement shall begin on the date hereof and continue for three (3) years, and, unless terminated sooner as herein provided, shall continue thereafter on a year-to-year basis on the same terms and conditions contained herein in effect as of the time of renewal (such initial three year period and any extensions thereof being referred to herein as the "Term"). This Agreement and Employee's employment may be terminated in any one of the following ways:

         (a) Death. The death of Employee shall immediately terminate this Agreement with no severance compensation due to Employee's estate.

         (b) Disability. If, as a result of incapacity due to physical or mental illness or injury, Employee shall have been absent from Employee's full-time duties hereunder for one hundred twenty (120) consecutive days, then thirty (30) days after receiving written notice (which notice may occur before or after the end of such one hundred twenty (120) day period, but which shall not be effective earlier than the last day of such one hundred twenty (120) day period), the Company may terminate Employee's employment hereunder provided that a doctor selected by the Company and reasonably acceptable to Employee certifies that Employee is unable to resume Employee's full-time duties at the conclusion of such thirty (30) day notice period. Also, in addition to any rights under
Section 5(e) below, Employee may terminate Employee's employment hereunder if his or her health should become impaired to an extent that makes the continued performance of Employee's duties hereunder hazardous to Employee's physical or mental health or life, provided that Employee shall have furnished the Company with a written statement from a qualified doctor to such effect and provided, further, that, at the Company's request made within thirty (30) days of the date of such written statement, Employee shall submit to an examination by a doctor selected by the Company who is reasonably acceptable to Employee or Employee's doctor and such doctor shall have concurred in the conclusion of Employee's doctor. In the event this Agreement is terminated as a result of Employee's disability, Employee shall have no right to any severance compensation.

         (c) Good Cause. The Company may terminate the Agreement ten (10) days after delivery of written notice to Employee for good cause, which shall be limited to: (1) Employee's willful, material, and irreparable breach of this Agreement; (2) Employee's failure to adequately perform, continuing for ten (10) days after receipt of written notice stating the alleged failure with reasonable specificity and the need to cure, any of Employee's material duties and responsibilities hereunder; (3) Employee's willful dishonesty, fraud, or misconduct which adversely affects the operations or reputation of the Company or VPI; (4) Employee's conviction in a court of competent jurisdiction of a felony or any misdemeanor other than a minor traffic violation; or (5) chronic alcohol abuse or illegal drug use by Employee, provided that in the case of any termination pursuant to clauses (1) or (2), such termination first must be approved by at least two-thirds of the members of the Board of Directors of VPI. In the event of a termination for good cause, as enumerated above, Employee shall have no right to any severance compensation.

         (d) Without Good Cause. Employee may only be terminated without good cause by the Company during the Term hereof if such termination is first approved by at least two-thirds of the members of the Board of Directors of VPI. Should Employee be terminated by the Company without good cause during the Term, Employee shall be entitled to continue to receive from the Company the base salary at the rate then in effect for whatever time period is remaining under the Term of this Agreement or for one (1) year, whichever period is longer. Any termination without good cause by the Company shall operate to shorten the Noncompetition Period to one (1) year immediately following the date of such termination. Further, should Employee be terminated by the Company without good cause at any time, Employee shall be entitled to waive Employee's right to receive severance compensation (by a written waiver delivered to the Company within ten (10) calendar days of the effective date of termination), and, in such case, the non-competition provisions of paragraph 3 shall not apply.

         (e) By Employee. At any time after the commencement of employment, Employee may, without "good reason" (as defined below), terminate this Agreement and Employee's employment without good reason, effective thirty (30) days after written notice is provided to the Company. If Employee resigns or otherwise terminates Employee's employment without good reason, Employee shall receive no severance compensation. If Employee's resignation or other termination by Employee is for good reason (defined as (i) the Company's failure to pay Employee on a timely basis the amounts to which he or she is entitled under this Agreement or (ii) any other material breach of this Agreement by the Company, as determined by a court of competent jurisdiction or pursuant to the provisions of paragraph 16 below), the Company shall pay all amounts and damages to which Employee may be entitled as a result of such breach, including interest thereon and all reasonable legal fees and expenses and other costs incurred by Employee to enforce Employee's rights hereunder in addition to any severance compensation to which Employee may be entitled to hereunder, as calculated pursuant to
Section 5(d) hereof. Further, none of the provisions of paragraph 3 hereof shall apply in the event this Agreement is terminated by Employee for good reason as a result of such a breach by the Company.

         (f) Change in Control of VPI or the Company. In the event of a "Change in Control" (as defined below) of VPI or the Company during the Term, refer to paragraph 12 below.

         Upon termination of this Agreement for any reason provided above, Employee shall be entitled to receive all compensation earned and all benefits and reimbursements due through the effective date of termination. Additional compensation subsequent to termination, if any, will be due and payable to Employee only to the extent and in the manner expressly provided above or in paragraph 12 hereof. All other rights and obligations of VPI, the Company, and Employee under this Agreement shall cease as of the effective date of termination, except that the Company's obligations under paragraph 9 hereof and Employee's obligations under paragraphs 3, 6, 7, 8 and 10 hereof shall survive such termination in accordance with their terms.

6.       RETURN OF COMPANY PROPERTY.

         All records, designs, patents, business plans, financial statements, manuals, memoranda, lists and other property delivered to or compiled by Employee by or on behalf of the Company, VPI or their representatives, vendors or customers which pertain to the business of the Company or VPI shall be and remain the property of the Company or VPI, as the case may be, and be subject at all times to their discretion and control. Likewise, all correspondence, reports, records, charts, advertising materials and other similar data pertaining to the business, activities or future plans of the Company or VPI which is collected by Employee shall be delivered promptly to the Company without request by it upon termination of Employee's employment.

7.       INVENTIONS.

         Employee shall disclose promptly to VPI and the Company any and all significant conceptions and ideas for inventions, improvements and valuable discoveries, whether patentable or not, which are conceived or made by Employee, solely or jointly with another, during the Term or within one (1) year thereafter, and which are directly related to the business or activities of the Company or VPI and which Employee conceives as a result of Employee's employment by the Company. Employee hereby assigns and agrees to assign all of Employee's interests therein to the Company or its nominee. Whenever requested to do so by the Company, Employee shall execute any and all applications, assignments or other instruments that the Company shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect the Company's interest therein.

8.       TRADE SECRETS.

         Employee agrees that he or she will not, during or after the Term of this Agreement with the Company, disclose the specific terms of the Company's or VPI's relationships or agreements with their respective significant vendors or customers or any other significant and material trade secret of the Company or VPI, whether in existence or proposed, to any person, firm, partnership, corporation or business for any reason or purpose whatsoever.

9.       INDEMNIFICATION.

         In the event Employee is made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the Company or VPI against Employee), by reason of the fact that Employee is or was performing services under this Agreement, then the Company shall indemnify Employee against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, as actually and reasonably incurred by Employee in connection therewith. In the event that both Employee and the Company are made a party to the same third-party action, complaint, suit or proceeding, the Company or VPI agrees to engage competent legal representation to defend the Company and Employee, and Employee agrees to use the same representation, provided that if counsel selected by VPI shall have a conflict of interest that prevents such counsel from representing Employee, Employee may engage separate counsel and the Company or VPI shall pay all reasonable attorneys' fees and expenses of such separate counsel.

10.      NO PRIOR AGREEMENTS.

         Employee hereby represents and warrants to the Company that the execution of this Agreement by Employee and his or her employment by the Company and the performance of Employee's duties hereunder will not violate or be a breach of any agreement with a former employer, client or any other person or entity. Further, Employee agrees to indemnify the Company for any claim, including but not limited to reasonable attorneys' fees and expenses of investigation, by any such third party that such third party may now have or may hereafter come to have against the Company based upon or arising out of any noncompetition agreement, invention or secrecy agreement between Employee and such third party which was in existence as of the date of this Agreement.

11.      ASSIGNMENT; BINDING EFFECT.

         Employee understands that he or she has been selected for employment by the Company on the basis of Employee's personal qualifications, experience and skills. Employee, therefore, shall not assign all or any portion of Employee's performance under this Agreement. Subject to the preceding two (2) sentences and the express provisions of paragraph 12 below, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns.

12.      CHANGE IN CONTROL.

         (a) Unless Employee elects to terminate this Agreement pursuant to (c) below, Employee understands and acknowledges that the Company and/or VPI may be merged or consolidated with or into another entity and that such entity shall automatically succeed to the rights and obligations of the Company and/or VPI hereunder or that the Company and/or VPI may undergo another type of Change in Control. In the event such a merger or consolidation or other Change in Control is initiated prior to the end of the Term, then the provisions of this paragraph 12 shall be applicable.

         (b) In the event of a pending Change in Control wherein the Company and/or VPI and Employee have not received written notice at least five (5) business days prior to the anticipated closing date of the transaction giving rise to the Change in Control from the successor to all or a substantial portion of the Company's and/or VPI's business and/or assets that such successor is willing as of the closing to assume and agree to perform all of the Company's and/or VPI's obligations under this Agreement in the same manner and to the same extent that the Company and/or VPI is hereby required to perform, then such Change in Control shall be deemed to be a termination of this Agreement by the Company without cause during the Term and the applicable portions of paragraph 5(d) will apply; however, under such circumstances, the amount of the severance payment due to Employee shall be triple the amount calculated under the terms of paragraph 5(d) and shall be payable in a lump-sum payment and the noncompetition provisions of paragraph 3 shall not apply.

         (c) In any Change in Control situation, Employee may elect to terminate this Agreement by providing written notice to the Company at least five (5) business days prior to the anticipated closing of the transaction giving rise to the Change in Control. In such case, the applicable provisions of paragraph 5(d) will apply as though the Company had terminated the Agreement without cause during the Term; however, under such circumstances, the amount of the severance payment due to Employee shall be double the amount calculated under the terms of paragraph 5(d) and shall be payable in a lump-sum payment and the noncompetition provisions of paragraph 3 shall all apply for a period of two (2) years from the effective date of termination. Employee shall have the right to waive Employee's right to receive the severance compensation payable under this paragraph 12(c) (by a written waiver delivered to the Company on or before the effective date of the termination), in which case the noncompetition provisions of paragraph 3 shall not apply.

         (d) For purposes of applying paragraph 5 hereof under the circumstances described in (b) and (c) above, the effective date of termination will be the closing date of the transaction giving rise to the Change in Control and all compensation, reimbursements and lump-sum payments due Employee must be paid in full by the Company at or prior to such closing. Further, Employee will be given sufficient time and opportunity to elect whether to exercise all or any of Employee's vested options to purchase VPI Common Stock, including any options with accelerated vesting under the provisions of VPI's 1998 Long-Term Incentive Plan, such that Employee may convert the options to shares of VPI Common Stock at or prior to the closing of the transaction giving rise to the Change in Control, if Employee so desires.

         (e) A "Change in Control" shall be deemed to have occurred if any of the following shall have occurred unless the transaction or event shall have been approved by at least two-thirds (2/3) of the Board of Directors of VPI:

                  (i) any person or entity, other than VPI or an employee benefit plan of VPI, acquires directly or indirectly the Beneficial Ownership (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) of any voting security of the Company or VPI and immediately after such acquisition such person or entity is, directly or indirectly, the Beneficial Owner of voting securities representing 50% or more of the total voting power of all of the then-outstanding voting securities of the Company or VPI;

                  (ii) the following individuals no longer constitute a majority of the members of the Board of Directors of VPI: (A) the individuals who, as of the closing date of VPI's initial public offering, constitute the Board of Directors of VPI (the "Original Directors");
         (B) the individuals who thereafter are elected to the Board of Directors of VPI and whose election, or nomination for election, to the Board of Directors of VPI was approved by a vote of at least two-thirds (2/3) of the Original Directors then still in office (such directors becoming "Additional Original Directors" immediately following their election); and (C) the individuals who are elected to the Board of Directors of VPI and whose election, or nomination for election, to the Board of Directors of VPI was approved by a vote of at least two-thirds (2/3) of the Original Directors and Additional Original Directors then still in office (such directors also becoming "Additional Original Directors" immediately following their election);

                  (iii)  the   stockholders  of  VPI  shall  approve  a  merger,
         consolidation, recapitalization or reorganization of VPI, a reverse stock split of outstanding voting securities, or consummation of any such transaction if stockholder approval is not obtained, other than any such transaction which would result in at least 75% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being Beneficially Owned by at least 75% of the holders of outstanding voting securities of VPI immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction; or

                  (iv) the stockholders of VPI shall approve a plan of complete liquidation of VPI or an agreement for the sale or disposition by VPI of all or a substantial portion of VPI's assets (i.e., 50% or more of the total assets of VPI).

         (f) Employee must be notified in writing by the Company at any time that the Company anticipates that a Change in Control may take place.

         (g) Employee shall be reimbursed by the Company or its successor for any excise taxes that Employee incurs under Section 4999 of the Internal Revenue Code of 1986, as a result of any Change in Control. Such amount will be due and payable by the Company or its successor within ten (10) days after Employee delivers a written request for reimbursement accompanied by a copy of Employee's tax return(s) showing the excise tax actually incurred by Employee.

13.      COMMISSIONS.

         The parties agree that Employee has in the past, and may in the future, directly or indirectly (e.g., personally or through a partnership, corporation, limited liability company or otherwise, such entity being referred to as an "Employee Entity") invest in real property. The parties further agree that (1) the Company shall, upon request, on not more than two occasions in any calendar year (or more frequently with the express written consent of VPI, which consent shall not be unreasonably withheld by VPI after its consideration of all the facts and circumstances of each case with respect to which such consent is sought, including the past practice of the Employee and the Company, the frequency of such requests and the impact on the Company and VPI of granting or not granting such consent) waive any rights to any brokerage commission to which the Company would otherwise be entitled in connection with such purchase (an "Employee Entity Purchase") and (2) Employee shall be permitted to use such waiver of such commission by the Company in order to receive (personally, and not as an employee of the Company) an interest in any real property acquired pursuant to an Employee Entity Purchase; provided that (a) all cash or other consideration received or to be received by Employee as a result of any such waiver of such commission by the Company shall not be retained by Employee and must be fully invested by Employee in such real property or Employee Entity in connection with the subsequent sale of any Employee Entity Property and (c) Employee shall be responsible for any taxes (income or otherwise) payable by the Employee or the Company that arise in connection with the waiver of a commission with respect to which the Employee receives a personal benefit as described herein.


14.      COMPLETE AGREEMENT.

         This Agreement is not a promise of future employment. This Agreement supersedes any other agreements or understandings, written or oral, among the Company, VPI and Employee, and Employee has no oral representations, understandings or agreements with the Company or any of its officers, directors or representatives covering the same subject matter as this Agreement.

         This written Agreement is the final, complete and exclusive statement and expression of the agreement between the Company and Employee and of all the terms of this Agreement, and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. This written Agreement may not be later modified except by a written instrument signed by a duly authorized officer of the Company and Employee, and no term of this Agreement may be waived except by a written instrument signed by the party waiving the benefit of such term.

15.      NOTICE.

         Whenever any notice is required hereunder, it shall be given in writing addressed as follows:

                  To the Company:   Vacation Properties International, Inc.
                                    1355-B Lynnfield Road, Suite 245
                                    Memphis, Tennessee 38119
                                    Attn.: David C. Sullivan

                  To Employee:      Heidi O'Leary Houston
                                    c/o Houston and O'Leary Company
                                    620 East Hyman Avenue
                                    Aspen, Colorado 81611
                                    Marked: "Personal and Confidential"

Notice shall be deemed given and effective three (3) days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received. Either party may change the address for notice by notifying the other party of such change in accordance with this paragraph 15.

16.      SEVERABILITY; HEADINGS.

         If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held by a court or other authority of competent jurisdiction to be invalid or inoperative. The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or of any part hereof.

17.      ARBITRATION.

         Any unresolved dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three (3) arbitrators in Aspen, Colorado in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. The arbitrators shall not have the authority to add to, detract from or modify any provision hereof nor to award punitive damages to any injured party. The arbitrators shall have the authority to order back-pay, severance compensation, vesting of options (or cash compensation in lieu of vesting of options), reimbursement of costs, including those incurred to enforce this Agreement, and interest thereon in the event the arbitrators determine that Employee was terminated without disability or good cause, as defined in paragraphs 5(b) and 5(c) hereof, respectively, or that the Company has otherwise materially breached this Agreement. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The direct expense of any arbitration proceeding shall be borne by the Company.

18      GOVERNING LAW.

         This Agreement shall in all respects be construed according to the laws of the State of Colorado.

19.      COUNTERPARTS.

         This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                        Houston and O'Leary Company


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------



                                        Vacation Properties International, Inc., a Delaware corporation


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------



                                        /s/ Heidi O'Leary Houston
                                        ----------------------------------------
                                        Heidi O'Leary Houston, Individually